UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

XWELL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2024

EXPLANATORY NOTE

On August 21, 2024, XWELL, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 20, 2024, commencing at 11:00 a.m., Eastern Time. As previously disclosed, the board of directors of the Company has fixed the close of business on August 19, 2024, as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

WITHDRAWAL OF NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

As noted in the Current Report on Form 8-K filed by the Company on September 5, 2024 (the “Form 8-K”), subsequent to the filing of the Proxy Statement, Scott R. Milford resigned as the Company’s Chief Executive Officer, effective as of September 4, 2024, and as a director of the Board and all committees thereto, effective as of September 21, 2024.

Among other items in the Proxy Statement, the Company asked its stockholders to vote on the election of five director nominees to the Board, which included Mr. Milford. In connection with his resignation from the Board, Mr. Milford’s name has been withdrawn as a director nominee for re-election to the Board at the Annual Meeting, and any votes cast with respect to the election of Mr. Milford will not be counted for any purpose. The Board has not nominated a substitute director for election at the Annual Meeting in lieu of Mr. Milford, and accordingly, four director nominees will be considered for election at the Annual Meeting.

The Board continues to recommend a vote “FOR” each of the remaining four director nominees: Bruce T. Bernstein, Robert Weinstein, Michael Lebowitz and Gaëlle Wizenberg, all of whom are current members of the Board.

In connection with Mr. Milford’s departure, the Board appointed Ezra T. Ernst as the Company’s Chief Executive Officer, effective as of September 4, 2024, and as a director of the Board, effective as of September 21, 2024. For more information, please see the Form 8-K.

SUBMISSION OF PROXIES

The proxy card or voting instruction form initially distributed with the Proxy Statement remains valid. Mr. Milford’s name will be replaced on the ballot with “Nominee no longer standing for election” or similar language, and votes cast for Mr. Milford’s election to the Board will be disregarded.

Due to Mr. Milford’s departure, Mr. Milford will no longer serve as a proxy holder at the Annual Meeting. Bruce T. Bernstein and Cara Soffer were also designated by the Board to vote the shares represented by proxy at the Annual Meeting, with the power to appoint his or her substitute (the “Proxy Holders”). As set forth in the Proxy Statement, Mr. Bernstein and Ms. Soffer will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, in accordance with the recommendations of the Board as described in the Proxy Statement. If any other matter properly comes before the Annual Meeting, the Proxy Holders will vote on that matter in his or her discretion.

If you have already voted, you are not required to take any action, unless you would like to change your vote. Your previously submitted proxy will be voted at the Annual Meeting in the same manner as you instructed previously, except that any votes for the re-election of Mr. Milford to the Board will be disregarded. If you have already voted and submit a new proxy, your new proxy will supersede the one you previously submitted.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 20, 2024:

The Proxy Statement is available for viewing, printing and downloading at www.xwell.com.